Exhibit 99.1

For more information, contact:
Ronald L. Smith
Chief Financial Officer
(336) 316-5545

Unifi Announces Second Quarter Results

GREENSBORO, N.C., January 22, 2013 – Unifi, Inc. (NYSE: UFI) today released preliminary operating results for its second fiscal quarter ended December 23, 2012.  The Company reported net income of $2.4 million, or $0.12 per share, compared to a net loss of $7.6 million, or $0.38 per share, for the prior year fiscal quarter ended December 25, 2011.  Net sales increased $5.0 million, or 3.0%, to $172 million for the December 2012 quarter, compared to net sales of $167 million for the December 2011 quarter.

Highlights for the December 2012 quarter over prior year quarter results include the following:
•	Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) improved $4.8 million to $12.2 million;
•	Gross profit improved $5.8 million as a result of volume growth in each of the Company’s operating segments;
•	Conversion margins improved as a result of the increased volumes in the Company's premier value-added portfolio; and
•	Interest expense decreased $2.9 million as a result of the continuing execution of the Company’s deleveraging strategy.

The Company reported net income of $4.7 million, or $0.23 per share, for the six months ended December 23, 2012, compared to a net loss of $7.3 million, or $0.36 per share, for the prior year period.  Net sales increased $6.8 million, or 2.0%, to $345 million for the first six months of fiscal year 2013 compared to net sales of $338 million for the prior year period.  Results for the first six months of fiscal 2013 were negatively impacted by a $3.8 million reduction in earnings from the Company’s equity investment in Parkdale America, caused by margin pressures related to the softness in the cotton apparel market and differences in the recognition of earnings under the Farm Bill’s economic adjustment payments program.

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Unifi Announces Second Quarter Results – page 2

"The results in the current quarter reflect the Company’s ability to drive financial improvement in our core business through disciplined process improvement across all of our operating segments and the success of our mix enrichment strategy domestically,” said Bill Jasper, Chairman and CEO of Unifi.  "Higher capacity utilization rates and moderating raw materials pricing compared to the prior year quarter resulted in lower operating costs and improved conversion margins.  Although we are encouraged that the U.S. economy continued to grow at a modest pace during the December 2012 quarter, we will continue to closely manage our operating rates and inventory in order to respond quickly to any changes in retail demand.”

Cash-on-hand as of December 23, 2012 was $15.2 million, an increase of $4.3 million compared to $10.9 million cash-on-hand as of June 24, 2012.  Total debt at the end of the December 2012 quarter was $106.7 million.  "We are pleased with the financial and operating results so far in the 2013 fiscal year," said Ron Smith, Chief Financial Officer of Unifi.  “Our continued focus on cash generation and deleveraging has allowed us to reduce outstanding debt as of December 23, 2012 by $14.9 million since June 24, 2012 and resulted in reduced interest expense, while providing us with flexibility to fund future strategic opportunities."

Subsequent to the end of the fiscal quarter, the Company prepaid the $13.8 million remaining balance outstanding on its Term B loan using cash generated from domestic operations, distributions from Parkdale America and borrowings under the Company’s revolving credit facility.  The Company’s weighted average interest rate now stands at 3.3%.

Roger Berrier, President and Chief Operating Officer of Unifi, added: “We continue to be on track to double our premier value-added business by 2014, which is an important part of our mix enrichment strategy.  REPREVE® has been a flagship and success story for the Company, and we are taking a more active approach by marketing to consumers and educating them about the benefits of recycling and choosing products made with recycled content.  Since REPREVE is in

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Unifi Announces Second Quarter Results – page 3

many winter sports products from companies such as Patagonia, The North Face and Polartec, we will be the recycling partner for X Games Aspen, which will air on ESPN from January 24, 2013 to January 27, 2013.  We believe that this exposure will help accelerate the momentum that we have for REPREVE with our brand and retail partners.”

The Company will provide additional commentary regarding its second quarter results during its earnings conference call on January 23, 2013, at 8:30 a.m. Eastern Time.  The call will be webcast live at http://investor.unifi.com/ and will be available for replay approximately two hours after the live event and archived for up to twelve months.  Additional supporting materials and information related to the call, as well as the Company's financial results for the December 2012 quarter will also be available at http://investor.unifi.com/.

Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials. The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. Key Unifi brands include, but are not limited to: AIO® - all-in-one performance yarns, SORBTEK®, A.M.Y.®, MYNX® UV, REPREVE, REFLEXX®, MICROVISTA® and SATURA®. Unifi's yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications. For more information about Unifi, visit www.unifi.com, or to learn more about REPREVE, visit the new website www.repreve.com.

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Financial Statements to Follow

Unifi Announces Second Quarter Results-page 4

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(amounts in thousands, except share and per share amounts)

	December 23, 2012	June 24, 2012
ASSETS
Cash and cash equivalents	$15,246	$10,886
Receivables, net	88,618	99,236
Inventories	107,101	112,750
Income taxes receivable	1,047	596
Deferred income taxes	4,754	7,807
Other current assets	7,714	6,722
Total current assets	224,480	237,997

Property, plant and equipment, net	119,129	127,090
Deferred income taxes	1,537	1,290
Intangible assets, net	8,694	9,771
Investments in unconsolidated affiliates	96,212	95,763
Other non-current assets	10,898	10,322
Total assets	$460,950	$482,233

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$38,623	$48,541
Accrued expenses	12,422	14,402
Income taxes payable	158	1,332
Current portion of long-term debt	7,263	7,237
Total current liabilities	58,466	71,512
Long-term debt	99,419	114,315
Other long-term liabilities	5,038	4,832
Deferred income taxes	1,055	794
Total liabilities	163,978	191,453
Commitments and contingencies

Common stock, $0.10 par (500,000,000 shares authorized, 20,104,189 and 20,090,094 shares outstanding)	2,011	2,009
Capital in excess of par value	35,771	34,723
Retained earnings	257,483	252,763
Accumulated other comprehensive income	415	28
Total Unifi, Inc. shareholders’ equity	295,680	289,523
Non-controlling interest	1,292	1,257
Total shareholders’ equity	296,972	290,780
Total liabilities and shareholders’ equity	$460,950	$482,233

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Unifi Announces Second Quarter Results-page 5

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(amounts in thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	December 23, 2012	December 25, 2011	December 23, 2012	December 25, 2011
Net sales	$172,071	$167,110	$344,971	$338,123
Cost of sales	155,380	156,228	310,260	315,411
Gross profit	16,691	10,882	34,711	22,712
Selling, general and administrative expenses	11,532	10,986	22,679	21,357
Provision for bad debts	73	357	183	562
Other operating expense, net	580	490	1,161	449
Operating income (loss)	4,506	(951)	10,688	344
Interest income	(144)	(495)	(268)	(1,142)
Interest expense	1,361	4,222	2,805	8,602
Loss on extinguishment of debt	114	—	356	462
Loss on previously held equity interest	—	3,656	—	3,656
Other non-operating income	—	(1,479)	—	(1,479)
Equity in earnings of unconsolidated affiliates	(1,258)	(844)	(1,929)	(4,303)
Income (loss) before income taxes	4,433	(6,011)	9,724	(5,452)
Provision for income taxes	2,216	1,806	5,449	2,079
Net income (loss) including non-controlling interest	2,217	(7,817)	4,275	(7,531)
Less: net (loss) attributable to non-controlling interest	(209)	(209)	(445)	(209)
Net income (loss) attributable to Unifi, Inc.	$2,426	$(7,608)	$4,720	$(7,322)

Net income (loss) attributable to Unifi, Inc. per common share:
Basic	$0.12	$(0.38)	$0.23	$(0.36)
Diluted	$0.12	$(0.38)	$0.23	$(0.36)

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Unifi Announces Second Quarter Results-page 6

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(amounts in thousands)

	For The Six Months Ended
	December 23, 2012	December 25, 2011
Cash and cash equivalents at beginning of year	$10,886	$27,490
Operating activities:
Net income (loss) including non-controlling interest	4,275	(7,531)
Adjustments to reconcile net income (loss) including non-controlling interest to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(1,929)	(4,303)
Dividends received from unconsolidated affiliates	2,724	2,005
Depreciation and amortization expense	12,997	13,468
Loss on extinguishment of debt	356	462
Loss on previously held equity interest	—	3,656
Non-cash compensation expense, net	1,326	1,395
Deferred income taxes	3,159	(575)
Other	97	55
Changes in assets and liabilities, excluding effects of foreign currency adjustments:
Receivables, net	10,447	12,130
Inventories	5,467	14,381
Other current assets and income taxes receivable	(784)	(1,561)
Accounts payable and accrued expenses	(12,235)	(19,830)
Income taxes payable	(1,161)	550
Net cash provided by operating activities	24,739	14,302
Investing activities:
Capital expenditures	(2,872)	(3,259)
Investments in unconsolidated affiliates	—	(360)
Other investments	(1,620)	—
Acquisition, net of cash acquired	—	(356)
Proceeds from sale of assets	56	181
Other	(55)	14
Net cash used in investing activities	(4,491)	(3,780)
Financing activities:
Payments of notes payable	—	(10,288)
Proceeds from revolving credit facilities	28,700	92,800
Payments on revolving credit facilities	(35,700)	(92,400)
Payments on term loans	(10,516)	—
Proceeds from related party term loan	1,250	—
Contributions from non-controlling interest	480	120
Other	(73)	60
Net cash used in financing activities	(15,859)	(9,708)

Effect of exchange rate changes on cash and cash equivalents	(29)	(3,627)
Net increase (decrease) in cash and cash equivalents	4,360	(2,813)
Cash and cash equivalents at end of period	$15,246	$24,677

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Unifi Announces Second Quarter Results-page 7

RECONCILIATIONS OF NET INCOME (LOSS) ATTRIBUTABLE TO UNIFI, INC. TO ADJUSTED EBITDA
(Unaudited)
(amounts in thousands)

The reconciliations of Net income (loss) attributable to Unifi, Inc. to EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA are as follows:

	For the Three Months Ended		For the Six Months Ended
	December 23, 2012	December 25, 2011	December 23, 2012	December 25, 2011
Net income (loss) attributable to Unifi, Inc.	$2,426	$(7,608)	$4,720	$(7,322)
Provision for income taxes	2,216	1,806	5,449	2,079
Interest expense, net	1,217	3,727	2,537	7,460
Depreciation and amortization expense	6,298	6,454	12,631	13,015
EBITDA	12,157	4,379	25,337	15,232

Non-cash compensation expense, net	705	1,152	1,326	1,395
Loss on extinguishment of debt	114	—	356	462
Loss on previously held equity interest	—	3,656	—	3,656
Refund of Brazilian non-income related tax	—	(1,479)	—	(1,479)
Operating expenses for Repreve Renewables	284	287	605	287
Other	154	181	286	224
Adjusted EBITDA Including Equity Affiliates	13,414	8,176	27,910	19,777

Equity in earnings of unconsolidated affiliates	(1,258)	(844)	(1,929)	(4,303)
Adjusted EBITDA	$12,156	$7,332	$25,981	$15,474

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Unifi Announces Second Quarter Results-page 8

NON-GAAP FINANCIAL MEASURES

Included in this presentation are certain non-GAAP financial measures designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America ("GAAP") because management believes such measures are useful to investors.

EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA

EBITDA represents net income or loss attributable to Unifi, Inc. before income tax expense, net interest expense, and depreciation and amortization expense (excluding interest portion of amortization).  Adjusted EBITDA Including Equity Affiliates represents EBITDA adjusted to exclude non-cash compensation expense net of distributions, gains or losses on extinguishment of debt, loss on previously held equity interest, refund of Brazilian non-income related tax, operating expenses for Repreve Renewables and certain other adjustments.  Other adjustments include gains or losses on sales or disposals of property, plant and equipment, currency and derivative gains or losses, restructuring and employee severance expenses, and certain other non-operating income or expense items.  Adjusted EBITDA represents Adjusted EBITDA Including Equity Affiliates adjusted to exclude equity in earnings and losses of unconsolidated affiliates.  We present Adjusted EBITDA as a supplemental measure of our operating performance. We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA are alternative views of performance used by management and we believe that investors' understanding of our performance is enhanced by disclosing these performance measures.  Our management uses Adjusted EBITDA: (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) items that we would not expect to occur as a part of our normal operating business; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions.  Adjusted EBITDA is also a key performance metric utilized in the determination of variable compensation.

We believe that the use of EBITDA, Adjusted EBITDA Including Equity Affiliates, and Adjusted EBITDA as operating performance measures provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies.  We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense decreases as deductible interest expense increases; depreciation and amortization are non-cash charges.  Equity in earnings and losses of unconsolidated affiliates is excluded because such earnings or losses do not reflect our operating performance.  The other items excluded from Adjusted EBITDA are excluded in order to better reflect the performance of our continuing operations.

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Unifi Announces Second Quarter Results-page 9

In evaluating EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.  EBITDA, Adjusted EBITDA Including Equity Affiliates, and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Each of our Adjusted EBITDA and Adjusted EBITDA Including Equity Affiliates measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;
•	it does not reflect changes in, or cash requirements for, our working capital needs;
•	it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;
•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA (or our Adjusted EBITDA Including Equity Affiliates) measure does not reflect any cash requirements for such replacements;

•	it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;
•	it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations;
•	it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and
•	other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, neither of Adjusted EBITDA or Adjusted EBITDA Including Equity Affiliates should be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. You should compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only as supplemental information.

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Unifi Announces Second Quarter Results-page 10

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the financial condition and results of operations of Unifi, Inc. (the "Company") that are based on management's current expectations, estimates and projections about the markets in which the Company operates, as well as management's beliefs and assumptions.  Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof.  The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, the success of our subsidiaries, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies' policies and legislation, and proceeds received from the sale of assets held for disposal.  In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control.  Other risks and uncertainties may be described from time to time in the Company's other reports and filings with the Securities and Exchange Commission.

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